                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1
                     AMERICAN EXPRESS INVESTORS CERTIFICATE


                       POST-EFFECTIVE AMENDMENT NO. 17 TO
                       REGISTRATION STATEMENT NO. 33-26844
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             IDS CERTIFICATE COMPANY
               (Exact name of registrant as specified in charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                      6725
            (Primary Standard Industrial Classification Code Number)

                                  41-6009975
                      (I.R.S. Employer Identification No.)

               IDS Tower 10, Minneapolis, MN 55440, (612) 671-3131
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

        Bruce A. Kohn IDS Tower 10, Minneapolis, MN 55440-0010, (612) 671-2221
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

American Express Investors Certificate
Prospectus
April 28, 1999

Provides high fixed rates with capital preservation.

IDS Certificate Company (the Issuer or IDSC), a subsidiary of American Express Financial Corporation, issues American Express Investors Certificates. You can:

o Purchase this certificate in any amount from $100,000 through $5 million.

o        Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

This certificate is available in New York and Florida to persons who are neither citizens nor residents of the United States and to certain U.S. trusts.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:                                  Distributor:
IDS Certificate Company           American Express Financial Advisors Inc.
Unit 557
IDS Tower 10                             Selling Agents:
Minneapolis, MN  55440-0010       American Express Bank International

                                  Coutts & Co (USA) International

Initial interest rates

The Issuer guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR). See "About the certificate" for more explanation.

Here are the interest rates in effect April 28, 1999*:

                                     Actual
                                      Simple                  Compound                   Effective
                                     Interest                 Yield for                 Annualized
    Term                              Rate*                   the Term**                  Yield***
---------------------------- -------------------------- -------------------------- --------------------------

    1 month
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------

    2 month
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------

    3 month
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------

    6 month
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------

   12 month
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------

   24 month
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------

   36 month
---------------------------- -------------------------- -------------------------- --------------------------

     * These are the rates for investments of $100,000. Rates may depend on factors described in "Rates for new purchases" under
       "About the certificate."
    ** Assuming monthly compounding for the number of months in the term and a $100,000 purchase.
   *** Assuming monthly compounding for 12 months and a $100,000 purchase.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by the Issuer," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by the Issuer. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See
"Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial interest rates                                                p

Risk factor                                                           p

Contents

About the certificate                                                 p
Investment amounts and terms                                          p
Face amount and principal                                             p
Value at maturity                                                     p
Receiving cash during the term                                        p
Interest                                                              p
Promotions and pricing flexibility                                    p
Rates for new purchases                                               p
Rates for future terms                                                p
Additional investments                                                p
Earning interest                                                      p

How to invest and withdraw funds                                      p
Buying your certificate                                               p
How to make investments at term end                                   p
Full and partial withdrawals                                          p
When your certificate term ends                                       p
Transfers to other accounts                                           p
Transfer of ownership                                                 p
For more information                                                  p
Giving instructions and written notification                          p
Purchases by bank wire                                                p

Tax treatment of your investment                                      p
Withholding taxes                                                     p
Trusts                                                                p

How your money is used and protected                                  p
Invested and guaranteed by the Issuer                                 p
Regulated by government                                               p
Backed by our investments                                             p
Investment policies                                                   p

How your money is managed                                             p
Relationship between the Issuer and American
   Express Financial Corporation                                      p
Capital structure and certificates issued                             p
Investment management and services                                    p
Distribution                                                          p
Selling Agent Agreement with AEBI and Coutts                          p
About American Express Service Corporation                            p
About American Express Bank International and Coutts                  p
Transfer agent                                                        p
Employment of other American Express affiliates                       p
Directors and officers                                                p
Independent auditors                                                  p

Appendix                                                              p

Annual financial information                                          p
Summary of selected financial information                             p
Management's discussion and analysis of financial
   condition and results of operations                                p
Report of independent auditors                                        p

Financial statements                                                  p

Notes to financial statements                                         p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your American Express Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Investors Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.

This prospectus describes American Express Investors Certificate distributed by American Express Financial Advisors Inc. American Express Bank International
(AEBI) has an arrangement with American Express Financial Advisors Inc. under which the certificate is offered to AEBI's clients who are neither citizens nor residents of the United States and to certain U.S. trusts. The certificate is currently available through AEBI offices located in Florida and New York. The certificate is also available to certain clients of Coutts & Co. (USA) International (Coutts) through its office in Florida.

Investment amounts and terms

You may purchase the American Express Investors Certificate in any amount from $100,000 payable in U.S. currency. The American Express Investors Certificate is a security purchased with a single investment. Unless you receive prior approval, your total amount paid in any one or more certificates, in the aggregate over the life of the certificates, less withdrawals, cannot exceed $5 million.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of and interest on your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus At the end of a term, interest credited to your account during the term minus Any interest paid to you in cash plus Any additional investments to your certificate minus Any withdrawals, fees and applicable penalties

Principal   may  change  during  a  term  as  described  in  "Full  and  partial withdrawals."

For example: Assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:

              $500,000     Face amount (initial investment)
plus             7,500     Interest credited to your account
minus               (0)    Interest paid to you in cash
plus           250,000     Additional investment to your certificate
minus               (0)    Withdrawals and applicable penalties or fees
              $757,500     Principal at the beginning of the next term.

Value at maturity

You may continue to invest for successive terms for up to a total of 20 years from the issue date of the certificate. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to invest and withdraw funds."

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.

Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o        applying the interest rate then in effect to your balance each day;

o        adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-_______.

Promotions and pricing flexibility

The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, Coutts & Co. (USA) International or their affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested.

Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month Within a range of 80 basis points below to 20 basis points above the one-month LIBOR rate.

2 months Within a range of 80 basis points below to 20 basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 80 basis points below to 20 basis points above the three-month LIBOR rate.

6 months Within a range of 80 basis points below to 20 basis points above the six-month LIBOR rate.

12 months Within a range of 80 basis points below to 20 basis points above the 12-month LIBOR rate.

24 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments from $250,000 to $999,999 initial rates for specific terms are determined as follows:

1 month Within a range of 100 basis points below to zero basis points above the one-month LIBOR rate.

2 months Within a range of 100 basis points below to zero basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 100 basis points below to zero basis points above the three-month LIBOR rate.

6 months Within a range of 100 basis points below to zero basis points above the six-month LIBOR rate.

12 months Within a range of 100 basis points below to zero basis points above the 12-month LIBOR rate.

24 months Within a range of 85 basis points below to 15 points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 85 basis points below to 15 points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments of $100,000 to $249,999, initial rates for specific terms are determined as follows:

1 month Within a range of 180 basis points below to 80 basis points below the one-month LIBOR rate.

2 months Within a range of 180 basis points below to 80 basis points below the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 180 basis points below to 80 basis points below the three-month LIBOR rate.

6 months Within a range of 180 basis points below to 80 basis points below the six-month LIBOR rate.

12 months Within a range of 180 basis points below to 80 basis points below the 12-month LIBOR rate.

24 months Within a range of 175 basis points below to 75 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 175 basis points below to 75 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month deposit is 6.50%, the rate declared on a six-month American Express Investors Certificate greater than $250,000 but less than $1 million would be between 5.50% and 6.50%. If the LIBOR rate published for a given week with respect to 12-month certificates is 7.00%, the Issuer's rates in effect that week for the 24- and 36-month American Express Investors
Certificates greater than $250,000 would be between 6.15% and 7.15%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published in The Wall Street Journal.

Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not be in effect on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your AEBI or Coutts representative.

In determining rates based on the amount of your investment, the Issuer may offer a rate based on your aggregate investment determined by totaling only the amounts invested in each certificate that has a current balance exceeding a specified level. The current balance considered in this calculation may be exclusive of interest. Part of the balance may be required to be invested in terms of a specified minimum length. The aggregate investment may be required to be for terms that average at least a specified minimum length. The certificates whose balances are aggregated must have identical ownership. The rate may be available only for a certificate whose current balance exceeds a specified level or that is offered through a specified distributor or selling agent.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and partial withdrawals" under "How to invest and withdraw funds."

Rates for future terms

Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15-day grace period to withdraw your certificate without a withdrawal charge. If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.

Additional investments

You may add to your investment when your term ends. If your new term is a one-month term, you may add to your investment on the first day of your new term (the renewal date) or the following business day if the renewal date is a non-business day. If your new term is greater than one month, you may add to your investment within the 15 days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million. Additional investments of at least $25,000 may be made by bank wire.

The Issuer must receive your additional investment within the 15 days following the end of a certificate's current term (unless your new investment is a one-month term), if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account. If your new term is a one-month term, your additional investment must be received by the end of the certificate's current term.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.

Earning interest

At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

How to invest and withdraw funds

Buying your certificate

This certificate is available only to AEBI clients who are neither citizens nor residents of the United States (or which are foreign corporations, partnerships, estates or trusts) and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true in the case of such a U.S. trust:

o the trust is unconditionally revocable by the grantor or grantors (the person or persons who put the money into the trust);

o        there are no more than 10 grantors of the trust;

o        all the grantors are neither citizens nor residents of the United
         States;

o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax treatment of your investment;"

o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and

o        the trustee supplies IDSC with appropriate tax documentation.

The certificate is available through AEBI offices located in Florida and New York, and to the limited extent as described in the section "Selling agreements with AEBI and Coutts," through a Coutts office located in Florida. An AEBI or Coutts representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Taxes on your earnings."

Purchase policies:

o You have 15 days from the date of purchase to cancel your investment without penalty by notifying your AEBI or Coutts representative, or by writing or calling the Client Service Organization at the address or phone number on the cover of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

How to make investments at term end

By wire

If you have an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn:  Domestic Wire Dept.

Give these instructions: Credit IDS Account #00-29-882 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received less any costs IDSC incurs will be returned promptly.

o Minimum amount you may wire: $1,000.

o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minneapolis are open for business.

o Purchases made by wire are accepted by AEFC only from banks located in the United States.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o The Issuer, AEFC, its subsidiaries, AEBI, and Coutts are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may receive all or part of your money at any time. However:

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal are subject to penalties, described below.

o Partial withdrawals during a term must be at least $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term:

When you request a full or partial withdrawal, we pay the amount you request:

o first from interest credited during the current term;

o then from the principal of your certificate.

Any withdrawals during a term exceeding the interest credited are deducted from the principal and are used in determining any withdrawal charges. However, the 2% penalty is waived upon the death of the certificate owner.

Withdrawal penalties: When a penalty applies, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $27,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, the Issuer has to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $27,000 paid to you is interest earned that term, and the remaining $73,000 paid to you is principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,460 (2% of $73,000) from the remaining balance of your certificate. Your new balance would be $925,540.

Total investments                                         $   1,000,000
Interest credited                                         $      27,000
Total balance                                             $   1,027,000

Requested check                                           $     100,000
Credited interest withdrawn                               $     (27,000)
Withdrawal charge percent                                             2%
Actual withdrawal charge                                  $       1,460

Balance prior to withdrawal                               $   1,027,000
Requested withdrawal check                                $    (100,000)
Withdrawal charge                                         $      (1,460)
Total balance after withdrawal                            $     925,540

Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: The 2% penalty is waived upon death of the certificate owner.

For more information on withdrawal charges, talk with your AEBI or Coutts representative.

When your certificate term ends

On or shortly after the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your AEBI or Coutts representative otherwise. If you wish to select a different term, you must notify your representative in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the Certificate."

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased [or added to] by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to other IDS certificates available through AEBI or Coutts.

Transfer of ownership

While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to AEBI or another American Express Company affiliate or to Coutts as collateral security. Your AEBI or Coutts representative can help you transfer ownership.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your AEBI relationship manager or Coutts client relationship officer, or call the Issuer's toll free client service number listed on the back cover.

Giving instructions and written notification

Your AEBI or Coutts representative will be happy to handle instructions concerning your account. Written instructions may be provided to either your representative's office or directly to the Issuer.

Proper written notice to your AEBI or Coutts representative or the Issuer must:

o be addressed to your AEBI or Coutts office or the Issuer's corporate office, in which case it must identify your AEBI or Coutts office,

o include your account number and sufficient information for the Issuer to carry out your request, and

o    be signed and dated by all registered owners.

The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.

In the absence of any other written mandate or instructions you have provided to AEBI or Coutts, you may elect in writing, on your initial or any subsequent purchase application, to authorize AEBI or Coutts to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, AEBI and Coutts will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, AEBI or Coutts, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your AEBI or Coutts office.

All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.

Purchases by bank wire

You may wish to lock in a specific interest rate by using a bank wire to purchase a certificate. Your representative can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.

Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Norwest Bank Minneapolis are open for business. The payment must be received by the Issuer before 12 noon Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Wire transfers not originating from AEBI and Coutts are accepted by IDSC's corporate office only when originating from banks located in the United States of America. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.

While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

Tax treatment of your investment

Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with Form W-8, Certificate of Foreign Status. Form W-8 must be supplied with both a current mailing address and an address of foreign residency, if different. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). The Form W-8 must be resupplied every three calendar years. If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. Government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. We are required to attach your Form W-8 to the forms sent to the Internal Revenue Service (IRS). Your interest income will be reported to the IRS even though it is not taxed by the U.S. Government. The United States participates in various tax treaties with foreign countries. Those treaties provide that tax information may be shared upon request between the United States and such foreign governments.

Withholding taxes

If you fail to provide a Form W-8 as required above, you will be subject to backup withholding on interest payments and surrenders.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be in a form satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust described in "Buying your certificate" under "How to invest and withdraw funds," the policies and procedures described above will apply with regard to each grantor.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by the Issuer

The Issuer, a wholly owned subsidiary of American Express Financial  Corporation
(AEFC), issues and guarantees the American Express Investors Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the American Express Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

The Issuer's investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested

Government  agency bonds
Corporate and other bonds
Preferred  stocks
Mortgages
Cash and cash equivalents
Municipal bonds

As of Dec. 31, 1998 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of the Issuer use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. The Issuer may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with the Issuer's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between the Issuer and American Express Financial Corporation

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

The Issuer files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 7,800 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

Capital structure and certificates issued

The Issuer has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1998, the Issuer had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1998, the Issuer had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o providing investment research;

o making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                               Percentage of total book value

First $250 million                                      0.750%
Next 250 million                                        0.650
Next 250 million                                        0.550
Next 250 million                                        0.500
Any amount over 1 billion                               0.107

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                               Percentage of
Year                                  Total fees               included assets
1998                                  $
1997                                  $
1996                                  $

Estimated advisory and services fees for 1999 are $__________.

Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $________ during the year ended Dec. 31, 1998. The Issuer expects to pay American Express Financial Advisors Inc. distribution fees amounting to $________ during 1999.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or IDSC, approved this distribution agreement.

Selling Agent Agreements with AEBI and Coutts

In turn, under Selling Agent Agreements with AEBI and Coutts, American Express Financial Advisors compensates each for their services as Selling Agents of this certificate as follows:

AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount outstanding for each such certificate, with this exception: the fee will be 0.30% of the reserve balance of each certificate with an amount outstanding of $1 million or more when:

o    the  aggregate  reserve  balance  for  that  certificate,   and  any  other
     certificate with identical ownership and an amount outstanding of $1 million or more, is at least $20 million;

o the aggregate reserve balance is invested for terms that average at least six months; and

o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.

Coutts is paid an annualized fee ranging from 0.425% to 0.68% of the reserve balance of each certificate owned by a client who is a former client of AEBI, depending on the amount outstanding for each certificate. These clients must have continuously owned a certificate since Nov. 10, 1994. Coutts is also compensated on additional investments and exchanges made by such clients to other certificates only to the extent that clients have the right to make additional investments or exchanges.

American Express Financial Advisors has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors and other Edge Act corporations. For these services, American Express Financial Advisors pays AEBI a fee for this certificate ranging from 0.075% to 0.12% of the reserve balance of each certificate, depending on the amount outstanding for each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made periodically in arrears.

These fees are not assessed to your certificate account.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

About AEBI and Coutts

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 1998, AEBI had total assets of $___ million and total equity of $___ million.

Coutts is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is an indirect wholly owned subsidiary of National Westminster Bank PLC. As an Edge Act corporation, Coutts is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

Although AEBI and Coutts are banking entities, the American Express Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI or Coutts, by AEBL, by NatWest PLC or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

The Issuer's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $______ during 1998 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

Paula R. Meyer
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

The Issuer has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back cover)

Quick telephone reference*

Selling Agent:

American Express Bank International

Region offices

101 East 52nd Street
29th Floor
New York, NY  10022
(212) 415-9500

1221 Brickell Avenue
8th Floor
Miami, FL  33131
(305) 350-2502

Selling agent

Coutts & Co. (USA) International
701 Brickell Avenue
23rd Floor
Miami, FL  33130
(305) 789-3700

American Express Investors Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

*You may experience delays when call volumes are high.

Distributed by American Express Financial Advisors Inc.

American Express Investors Certificate (for selected investors)
Prospectus
April 28, 1999

Provides high fixed rates with capital preservation.

IDS Certificate Company (the Issuer or IDSC), a subsidiary of American Express Financial Corporation, issues American Express Investors Certificates. You can:

o Purchase this certificate in any amount from $100,000 through $5 million, unless you receive prior authorization from the Issuer to invest more.

o      Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

This prospectus is designed for selected persons who plan to invest at least $50 million in combinations of these certificates with authorization from the Issuer. Unless you plan to invest at least $50 million, you should discuss with your relationship manager whether this is the right prospectus for you.

This certificate is available in New York and Florida to persons who are neither citizens nor residents of the United States and to certain U.S. trusts.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:                                           Distributor:
IDS Certificate Company                 American Express Financial Advisors Inc.
Unit 557
IDS Tower 10                                      Selling Agents:
Minneapolis, MN 55440-0010               American Express Bank International

                                         Coutts & Co (USA) International

Initial interest rates

The Issuer guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR) as explained under "About the certificate."

Here are the interest rates in effect on the date of this prospectus, April 29, 1998*:

                                     Actual
                                      Simple                  Compound                   Effective
                                     Interest                 Yield for                 Annualized
    Term                              Rate*                   the Term**                  Yield***
---------------------------- -------------------------- -------------------------- --------------------------

    1 month
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------

    2 month
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------

    3 month
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------

    6 month
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------

   12 month
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------

   24 month
---------------------------- -------------------------- -------------------------- --------------------------
---------------------------- -------------------------- -------------------------- --------------------------

   36 month
---------------------------- -------------------------- -------------------------- --------------------------

     * These are the rates for investments of $100,000. Rates may depend on factors described in "Rates for new purchases" under
       "About the certificate."
    ** Assuming monthly compounding for the number of months in the term and a $100,000 purchase.
   *** Assuming monthly compounding for 12 months and a $100,000 purchase.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here. See "Rates for new purchases" under "About the certificate" for further information.

The Issuer reserves the right to issue other securities with different terms.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by the Issuer," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by the Issuer. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See
"Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial interest rates                                           p

Risk factor                                                      p

Contents

About the certificate                                            p
Investment amounts and terms                                     p
Face amount and principal                                        p
Value at maturity                                                p
Receiving cash during the term                                   p
Interest                                                         p
Promotions and pricing flexibility                               p
Rates for new purchases                                          p
Rates for future terms                                           p
Additional investments                                           p
Earning interest                                                 p

How to invest and withdraw funds                                 p
Buying your certificate                                          p
How to make investments at term end                              p
Full and partial withdrawals                                     p
When your certificate term ends                                  p
Transfers to other accounts                                      p
Transfer of ownership                                            p
For more information                                             p
Giving instructions and written notification                     p
Purchases by bank wire                                           p

Tax treatment of your investment                                 p
Withholding taxes                                                p
Trusts                                                           p

How your money is used and protected                             p
Invested and guaranteed by the Issuer                            p
Regulated by government                                          p
Backed by our investments                                        p
Investment policies                                              p

How your money is managed                                            p
Relationship between the Issuer and American
   Express Financial Corporation                                     p
Capital structure and certificates issued                            p
Investment management and services                                   p
Distribution                                                         p
About American Express Bank International and Coutts                 p
Transfer Agent                                                       p
Employment of other American Express affiliates                      p
Directors and officers                                               p
Independent auditors                                                 p

Appendix                                                             p

Annual financial information                                         p
Summary of selected financial information                            p
Management's discussion and analysis of financial
   condition and results of operations                               p
Report of independent auditors                                       p

Financial statements                                                 p

Notes to financial statements                                        p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your American Express Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Investors Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.

This prospectus describes American Express Investors Certificate distributed by American Express Financial Advisors Inc. American Express Bank International
(AEBI) has an arrangement with American Express Financial Advisors Inc. under which the certificate is offered to AEBI's clients who are neither citizens nor residents of the United States and to certain U.S. trusts. The certificate is currently available through AEBI offices located in Florida and New York. The certificate is also available to certain clients of Coutts & Co. (USA) International (Coutts) through its office in Florida.

Investment amounts and terms

You may purchase the American Express Investors Certificate with an initial payment of at least $100,000 payable in U.S. currency. The American Express Investors Certificate is a security purchased with a single investment. Unless you receive prior authorization, your total amount paid in any one or more certificates, in the aggregate over the life of the certificates, less withdrawals, cannot exceed $5 million. Unless you plan to invest at least $50 million in total, with at least $5 million (exclusive of interest) for a term of 12 months or longer, you should discuss with your relationship manager whether this is the right prospectus for you.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of and interest on your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus At the end of a term, interest credited to your account during the term minus Any interest paid to you in cash plus Any additional investments to your certificate minus Any withdrawals, fees and applicable penalties

Principal   may  change  during  a  term  as  described  in  "Full  and  partial withdrawals."

For example: Assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:

              $500,000     Face amount (initial investment)
plus             7,500     Interest credited to your account
minus               (0)    Interest paid to you in cash
plus           250,000     Additional investment to your certificate
minus               (0)    Withdrawals and applicable penalties or fees
              $757,500     Principal at the beginning of the next term.

Value at maturity

You may continue to invest for successive terms for up to a total of 20 years from the issue date of the certificate. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to invest and withdraw funds."

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.

Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o        applying the interest rate then in effect to your balance each day;

o        adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800___________.

Promotions and pricing flexibility

From time to time, the Issuer may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, Coutts & Co. (USA) International or their affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested.

Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month Within a range of 80 basis points below to 20 basis points above the one-month LIBOR rate.

2 months Within a range of 80 basis points below to 20 basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 80 basis points below to 20 basis points above the three-month LIBOR rate.

6 months Within a range of 80 basis points below to 20 basis points above the six-month LIBOR rate.

12 months Within a range of 80 basis points below to 20 basis points above the 12-month LIBOR rate.

24 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments from $250,000 to $999,999 initial rates for specific terms are determined as follows:

1 month Within a range of 100 basis points below to zero basis points above the one-month LIBOR rate.

2 months Within a range of 100 basis points below to zero basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 100 basis points below to zero basis points above the three-month LIBOR rate.

6 months Within a range of 100 basis points below to zero basis points above the six-month LIBOR rate.

12 months Within a range of 100 basis points below to zero basis points above the 12-month LIBOR rate.

24 months Within a range of 85 basis points below to 15 points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 85 basis points below to 15 points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments of $100,000 to $249,999, initial rates for specific terms are determined as follows:

1 month Within a range of 180 basis points below to 80 basis points below the one-month LIBOR rate.

2 months Within a range of 180 basis points below to 80 basis points below the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 180 basis points below to 80 basis points below the three-month LIBOR rate.

6 months Within a range of 180 basis points below to 80 basis points below the six-month LIBOR rate.

12 months Within a range of 180 basis points below to 80 basis points below the 12-month LIBOR rate.

24 months Within a range of 175 basis points below to 75 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 175 basis points below to 75 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month deposit is 6.50%, the rate declared on a six-month American Express Investors Certificate greater than $250,000 but less than $1 million would be between 5.50% and 6.50%. If the LIBOR rate published for a given week with respect to 12-month certificates is 7.00%, the Issuer's rates in effect that week for the 24- and 36-month American Express Investors
Certificates greater than $250,000 would be between 6.15% and 7.15%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published in The Wall Street Journal.

Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not be in effect on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your AEBI or Coutts representative.

In determining rates based on the amount of your investment, the Issuer may offer a rate based on your aggregate investment determined by totaling only the amounts invested in each certificate that has a current balance exceeding a specified level. The current balance considered in this calculation may be exclusive of interest. Part of the balance may be required to be invested in terms of a specified minimum length. The aggregate investment may be required to be for terms that average at least a specified minimum length. The certificates whose balances are aggregated must have identical ownership. The rate may be available only for a certificate whose current balance exceeds a specified level or that is offered through a specified distributor or selling agent.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and partial withdrawals" under "How to invest and withdraw funds."

Rates for future terms

Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15-day grace period to withdraw your certificate without a withdrawal charge. If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.

Additional investments

You may add to your investment when your term ends. If your new term is a one-month term, you may add to your investment on the first day of your new term (the renewal date) or the following business day if the renewal date is a non-business day. If your new term is greater than one month, you may add to your investment within the 15 days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million. Additional investments of at least $25,000 may be made by bank wire.

The Issuer must receive your additional investment within the 15 days following the end of a certificate's current term (unless your new investment is a one-month term), if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account. If your new term is a one-month term, your additional investment must be received by the end of the certificate's current term.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.

Earning interest

At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

How to invest and withdraw funds

Buying your certificate

This certificate is available only to AEBI clients who are neither citizens nor residents of the United States (or which are foreign corporations, partnerships, estates or trusts) and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true in the case of such a U.S. trust:

o the trust is unconditionally revocable by the grantor or grantors (the person or persons who put the money into the trust);

o        there are no more than 10 grantors of the trust;

o        all the grantors are neither citizens nor residents of the United
         States;

o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax treatment of your investment;"

o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and

o        the trustee supplies IDSC with appropriate tax documentation.

The certificate is available through AEBI offices located in Florida and New York, and to the limited extent as described in the section "Selling agreements with AEBI and Coutts," through a Coutts office located in California. An AEBI or Coutts representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When opening an account, you must provide a Form W-8 or approved substitute. See "Taxes on your earnings."

Purchase policies:
o You have 15 days from the date of purchase to cancel your investment without penalty by notifying your AEBI or Coutts representative, or by writing or calling the Client Service Organization at the address or phone number on the cover of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

How to make investments at term end

By wire

If you have an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn:  Domestic Wire Dept.

Give these instructions: Credit IDS Account #00-29-882 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received less any costs IDSC incurs will be returned promptly.

o Minimum amount you may wire: $1,000.

o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minneapolis are open for business.

o Purchases made by wire are accepted by AEFC only from banks located in the United States.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o The Issuer, AEFC, its subsidiaries, AEBI, and Coutts are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may receive all or part of your money at any time. However:

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal are subject to penalties, described below.

o If you request a withdrawal or a series of withdrawals exceeding $50,000,000 in any 30 day period, the Issuer at its option may, prior to the maturity of any of these certificates, defer any payment or payments to the certificate owner for a period of not more than 30 days. If the Issuer exercises this option, interest will accrue on any such payment or payments, for the period of deferment, at a rate at least equal to that applicable to the last term of the certificate.

o Partial withdrawals during a term must be at least $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term:

When you request a full or partial withdrawal, we pay the amount you request:

o first from interest credited during the current term;

o then from the principal of your certificate.

Any withdrawals during a term exceeding the interest credited are deducted from the principal and are used in determining any withdrawal charges. However, the 2% penalty is waived upon the death of the certificate owner.

Withdrawal penalties: When a penalty applies, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $27,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, the Issuer has to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $27,000 paid to you is interest earned that term, and the remaining $73,000 paid to you is principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,460 (2% of $73,000) from the remaining balance of your certificate. Your new balance would be $925,540.

Total investments                                           $   1,000,000
Interest credited                                           $      27,000
Total balance                                               $   1,027,000

Requested check                                             $     100,000
Credited interest withdrawn                                 $     (27,000)
Withdrawal charge percent                                               2%
Actual withdrawal charge                                    $       1,460

Balance prior to withdrawal                                 $   1,027,000
Requested withdrawal check                                  $    (100,000)
Withdrawal charge                                           $      (1,460)
Total balance after withdrawal                              $     925,540

Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: The 2% penalty is waived upon death of the certificate owner.

For more information on withdrawal charges, talk with your AEBI or Coutts representative.

When your certificate term ends

On or shortly after the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your AEBI or Coutts representative otherwise. If you wish to select a different term, you must notify your representative in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the Certificate."

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. A check may be mailed earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to other IDS certificates available through AEBI or Coutts.

Transfer of ownership

While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to AEBI or another American Express Company affiliate or to Coutts as collateral security. Your AEBI or Coutts representative can help you transfer ownership.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your AEBI relationship manager or Coutts client relationship officer, or call the Issuer's toll free client service number listed on the back cover.

Giving instructions and written notification

Your AEBI or Coutts representative will be happy to handle instructions concerning your account. Written instructions may be provided to either your representative's office or directly to the Issuer.

Proper written notice to your AEBI or Coutts representative or the Issuer must:

o be addressed to your AEBI or Coutts office or the Issuer's corporate office, in which case it must identify your AEBI or Coutts office,

o include your account number and sufficient information for the Issuer to carry out your request, and

o    be signed and dated by all registered owners.

The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.

In the absence of any other written mandate or instructions you have provided to AEBI or Coutts, you may elect in writing, on your initial or any subsequent purchase application, to authorize AEBI or Coutts to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, AEBI and Coutts will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, AEBI or Coutts, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your AEBI or Coutts office.

All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.

Purchases by bank wire

You may wish to lock in a specific interest rate by using a bank wire to purchase a certificate. Your representative can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.

Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Norwest Bank Minneapolis are open for business. The payment must be received by the Issuer before 12 noon Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Wire transfers not originating from AEBI and Coutts are accepted by IDSC's corporate office only when originating from banks located in the United States of America. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.

While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

Tax treatment of your investment

Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with Form W-8, Certificate of Foreign Status. Form W-8 must be supplied with both a current mailing address and an address of foreign residency, if different. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). The Form W-8 must be resupplied every three calendar years. If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. Government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. We are required to attach your Form W-8 to the forms sent to the Internal Revenue Service (IRS). Your interest income will be reported to the IRS even though it is not taxed by the U.S. Government. The United States participates in various tax treaties with foreign countries. Those treaties provide that tax information may be shared upon request between the United States and such foreign governments.

Withholding taxes

If you fail to provide a Form W-8 as required above, you will be subject to backup withholding on interest payments and surrenders.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be in a form satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is given on the basis of current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor regarding their own position.

Trusts

If the investor is a trust described in "Buying your certificate" under "How to invest and withdraw funds," the policies and procedures described above will apply with regard to each grantor.

How your money is used and protected

Invested and guaranteed by the Issuer

The American Express Investors Certificate is issued and guaranteed by the Issuer, a wholly owned subsidiary of American Express Financial Corporation
(AEFC). We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $4.0 billion and a net worth in excess of $239 million on Dec. 31, 1997.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the American Express Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1997, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $176 million.

Backed by our investments

The Issuer's investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1997:

Type of investment                                      Net amount invested

Corporate and other bonds                                          43%
Government agency bonds                                            34
Preferred stocks                                                   17
Mortgages                                                           5
Municipal bonds                                                     1


As of Dec. 31, 1997 about 91% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1997 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of the Issuer use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to the ability of a company to pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1997, IDSC held about 9% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money -
From time to time we have established a line of credit if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than 5 percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. The Issuer may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with the Issuer's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between the Issuer and American Express Financial Corporation

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1997, AEFC managed investments, including its own, of more than $173 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 8,500 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International).

Capital structure and certificates issued

The Issuer has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1997, the Issuer had issued (in face amount) $165,818,152 of installment certificates and $1,470,915,530 of single payment certificates. As of Dec. 31, 1997, the Issuer had issued (in face amount) $13,493,767,867 of installment certificates and $17,259,360,607 of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o        providing investment research;

o making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets). Effective Jan. 1, 1998, the fee on any amount over $ 1 billion will be 0.107%.

Advisory and services fee computation:

Included assets                                Percentage of total book value

First $250 million                                                   0.750%
Next 250 million                                                     0.650
Next 250 million                                                     0.550
Next 250 million                                                     0.500
Any amount over 1 billion                                            0.107

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                           Percentage of
Year                                  Total fees           included assets
1997                                  $17,232,602          0.50%
1996                                   16,989,093          0.50
1995                                   16,472,458          0.50

Estimated advisory and services fees for 1998 are $9,361,000.

Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o        costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $30,072,811 during the year ended Dec. 31, 1997. The Issuer expects to pay American Express Financial Advisors Inc. distribution fees amounting to $27,916,000 during 1998.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or IDSC, approved this distribution agreement.

Selling agreements with AEBI and Coutts: In turn, under Selling Agent Agreements with AEBI and Coutts, American Express Financial Advisors compensates each for their services as Selling Agents of this certificate as follows:

AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount outstanding for each such certificate, with this exception: the fee will be 0.30% of the reserve balance of each certificate with an amount outstanding of $1 million or more when:

o the aggregate reserve balance for that certificate, and any other certificate with identical ownership and an amount outstanding of $1 million or more, is at least $20 million;

o the aggregate reserve balance is invested for terms that average at least six months; and

o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.

Coutts is paid an annualized fee ranging from 0.425% to 0.68% of the reserve balance of each certificate owned by a client who is a former client of AEBI, depending on the amount outstanding for each certificate. These clients must have continuously owned a certificate since Nov. 10, 1994. Coutts is also compensated on additional investments and exchanges made by such clients to other certificates only to the extent that clients have the right to make additional investments or exchanges.

American Express Financial Advisors has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors and other Edge Act corporations. For these services, American Express Financial Advisors pays AEBI a fee for this certificate ranging from 0.075% to 0.12% of the reserve balance of each certificate, depending on the amount outstanding for each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made periodically in arrears.

These fees are not assessed to your certificate account.

About AEBI and Coutts

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 1997, AEBI had total assets of $608 million and total equity of $162 million.

Coutts is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is an indirect wholly owned subsidiary of National Westminster Bank PLC. As an Edge Act corporation, Coutts is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

Although AEBI and Coutts are banking entities, the American Express Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI or Coutts, by AEBL, by NatWest PLC or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

Transfer Agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

The Issuer's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $38,000 during 1997 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

Paula R. Meyer
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997.
Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies - Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1998 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

The Issuer has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1997. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back cover)

Quick telephone reference*

Selling Agent:

American Express Bank International

Region offices

101 East 52nd Street
29th Floor
New York, NY  10022
(212) 415-9500

1221 Brickell Avenue
8th Floor
Miami, FL  33131
(305) 350-2502

Selling agent

Coutts & Co. (USA) International
701 Brickell Avenue
23rd Floor
Miami, FL  33131
(305) 789-3700

American Express Investors Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

*You may experience delays when call volumes are high.

Distributed by American Express Financial Advisors Inc.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item
Number
Item 13.       Other Expenses of Issuance and Distribution.

               The expenses in connection with the issuance and  distribution of
               the  securities   being   registered  are  to  be  borne  by  the
               registrant.

Item 14. Indemnification of Directors and Officers.

               The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

               The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

        (a)    Securities Sold

1995              IDS Special Deposits                           $56,855,953.53
1996              IDS Special Deposits*                           41,064,486.74
1997              American Express Special Deposits              182,788,631.00
1998              American Express Special Deposits               91,416,078.00

*Renamed American Express Special Deposits in April, 1996.

        (b)    Underwriters and  other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of IDS Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

        (c)    Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $172,633.41 in 1995, $301,946.44 in 1996, $592,068.70 in 1997
and $967,791.95 in 1998.

        (d)    Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

        (a)    Exhibits

               1. (a) Copy of Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement for the American Express International Investment Certificate (now called, the IDS Investors Certificate), is incorporated herein by reference.

               2.     Not Applicable.

               3.     (a)     Certificate of Incorporation, dated December 31,
                              1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 2 to Registration
                              Statement No. 2-95577, is incorporated herein by reference.

                      (b) Certificate of Amendment, dated February 29, l984, filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

                      (c) By-Laws, dated December 31, 1977, filed electronically as Exhibit 3(c) to Post-Effective
                              Amendment No. 2 to Registration Statement No. 2-95577, are incorporated herein by reference.

               4. Not applicable.

               5. An Opinion and Consent of Counsel as to the legality of the securities being registered will be filed with a subsequent Post-Effective Amendment to Registration Statement No. 2-55252.

               6 through 9. -- None.

               10.    (a)     Investment Advisory and Services Agreement between
                              Registrant and IDS/American Express Inc., dated
                              January 12, 1984, filed electronically as Exhibit
                              10(a) to Post-Effective Amendment No. 2 to
                              Registration Statement No. 2-95577, is
                              incorporated herein by reference.

                      (b) Depository and Custodial Agreement, between IDS Certificate Company and IDS Trust Company dated September 30, 1985, filed electronically as
                              Exhibit 10(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

                      (c) Foreign Deposit Agreement dated November 24, 1990, between Registrant and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

                      (d) Selling Agent Agreement dated June 1, 1990 between American Express Bank International and IDS Financial Services Inc. for the American Express Investors Certificate, filed electronically as
                              Exhibit 1 to the Pre-Effective Amendment 2 to Registration Statement No. 33-26844 for the IDS Investors Certificate is incorporated herein by reference.

                      (e) Selling Agent Agreement dated Dec. 12, 1994 between American Express Bank International, Coutts & Co (USA) International and IDS Financial Services Inc. for the Investors Certificate is filed electronically. As Exhibit 1(e) to Post-Effective Amendment No. 9 to Registration Statment No. 33-26844 for IDS Investors Certificate is incorporated herein by reference.

                      (f) Amendment to the Selling Agent Agreement dated Dec. 12, 1994 between American Express Bank International and IDS Financial Services Inc. for the IDS Investors Certificate is filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 9 to Registration Statment No. 33-26844 for IDS Investors Certificate is incorporated herein by reference.

                      PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.
(a)     Continued

                      (g) Consulting Agreement dated Dec. 12, 1994 between American Express Bank and IDS Financial Services Inc.for the IDS Investors Certificate is filed electronically. As Exhibit 1(f) to Post-Effective Amendment No. 9 to Registration Statment No. 33-26844 for IDS Investors Certificate is incorporated herein by reference.

                      (h) Marketing Agreement dated October 10,1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement No. 2-55252, is incorporated herein by reference.

                      (i) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

                      (j) Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990, between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 16 to Registration Statement No. 33-26844, is incorporated herein by reference.

               11 through 23. -- None.

                  24.      (a)      Officers' Power of Attorney, dated Sept. 8,
                                    1998 filed electronically as Exhibit 24(a) to Post-Effective Amendment No. 22 to
                                    Registration Statement No. 33-22503, is
                                    incorporated herein by reference.

                           (b) Directors' Power of Attorney, dated Oct. 14, 1998 filed electronically as Exhibit 24(b) to Post-Effective Amendment No. 22 to Registration Statement No. 33-22503 is incorporated herein by reference.

        25 through 27. --  None.

(b) The financial statement schedules for IDS Certificate Company will be filed with subsequent Post-Effective Amendment No. 44 to Registration Statement No. 2-55252 for Series D-1 Investment Certificate.

Item 17. Undertakings.

               Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc., (formerly, IDS Financial Services Inc.) as underwriter, and American Express Bank International and Coutts & Co (USA) International, as selling agents, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by their respective agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of their respective agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc., American Express Bank
               International and Coutts & Co (USA) International will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the respective agents of American Express Financial Advisors Inc., American Express Bank International, and Coutts & Co (USA) International to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 19th day of January 1999.

                                                    IDS CERTIFICATE COMPANY

                                                    By /s/ Paula R. Meyer*
                                                    Paula R. Meyer, President

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the following capacities on the 19th day of January 1999.

Signature                                    Capacity

/s/ Paula R. Meyer* **                       President and Director
    Paula R. Meyer                           (Principal Executive Officer)

/s/ Jeffrey S. Horton*                       Vice President and
    Jeffrey S. Horton                        Treasurer
                                             (Principal Financial Officer)

/s/ Jay C. Hatlestad*                        Vice President and
    Jay C. Hatlestad                         Controller
                                             (Principal Accounting Officer)

/s/ David R. Hubers**                        Director
    David R. Hubers

/s/ Charles W. Johnson**                     Director
    Charles W. Johnson

/s/ Richard W. Kling**                       Chairman of the
    Richard W. Kling                         Board of Directors and Director

/s/ Edward Landes**                          Director
    Edward Landes


Signatures continued on next page.

Signatures continued from previous page.


Signature                                    Capacity


/s/ John V. Luck**                           Director
    John V. Luck

/s/ James A. Mitchell**                      Director
    James A. Mitchell


/s/ Harrison Randolph**                      Director
    Harrison Randolph


/s/ Gordon H. Ritz**                         Director
    Gordon H. Ritz


*Signed  pursuant to Officers'  Power of Attorney dated  September 8, 1998 filed
electronically  as  Exhibit  24(a)  to   Post-Effective   Amendment  No.  22  to
Registration Statement No. 33-22503, incorporated herein by reference.





------------------------
        Bruce A. Kohn


**Signed  pursuant to Directors'  Power of Attorney dated October 14, 1998 filed
electronically  as  Exhibit  24(b)  to   Post-Effective   Amendment  No.  22  to
Registration Statement No. 33-22503, incorporated herein by reference.





------------------------
        Bruce A. Kohn

CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 17 TO REGISTRATION STATEMENT NO. 33-26844


Cover Page

Prospectus

Part II Information

Signatures